Exhibit 10.3

ASSIGNMENT OF
HEDGE PROCEEDS

This Assignment of Hedge Proceeds (this “Assignment”) dated as of January 24, 2007 is between MV Partners, LLC, a Kansas limited liability company (successor by conversion to MV Partners, LP, a Kansas limited partnership) (“Assignor”) and The Bank of New York Trust Company, N.A., acting not in its individual capacity but solely as trustee of the MV Oil Trust, a Delaware statutory trust (“Assignee”).  This Assignment is entered into in connection with the execution and delivery by the Assignor to the Assignee of that certain Conveyance of Net Profits Interest dated of even date herewith (the “Conveyance”).  Capitalized terms used but not defined in this Assignment shall have the meaning given to such term in the Conveyance.

For and in consideration of $10 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby ASSIGN, SET OVER and TRANSFER unto Assignee all of Assignor’s right, title, and interest, indirectly and directly, in and to 80% of any and all revenues, monies, proceeds and payments payable to Assignor and to which Assignor is or might be entitled (such percentage of such revenues, monies, proceeds and payments is referred to herein as the “Hedge Proceeds”) under, by virtue of, or arising as a result of the settlement of those certain hedge and/or swap agreements (the “Hedge Agreements”) described on Exhibit A attached hereto.

This Assignment is not, and shall not be construed as, an assignment of the Hedge Agreements in violation of any of the terms thereof and Assignee is assuming no duties and obligations under the Hedge Agreements.  This Assignment is solely an assignment by Assignor of its right, title, and interest in and to the Hedge Proceeds.

Assignee shall have the right to the receipt of all sums and amounts so paid to it in accordance with the terms and provisions of this Assignment.  Assignor shall pay all Hedge Proceeds received during each Payment Period to Assignee on the fifth Business Day following the Quarterly Record Date for such Payment Period.

As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the obligations of the Assignor under this Assignment, the Assignor hereby pledges, assigns and transfers to the Assignee, and hereby grants to the Assignee, a first priority continuing security interest in, lien on and right of setoff against, all Hedge Proceeds, whether now owned or at any time hereafter acquired by the Assignor or in which the Assignor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence.

This Assignment (a) may not be amended, altered, or modified except pursuant to a written instrument executed by Assignor and Assignee, (b) shall be governed by and construed in accordance with the laws of the State of Kansas, (c) shall inure to the benefit of Assignee and its successors and assigns and shall be binding upon Assignor and its successors and assigns, and (d) may be executed in multiple originals which constitute but one and the same instrument.

Assignor and Assignee shall from time to time do and perform such further acts and execute and deliver such further instruments, assignments, and documents as may be required or reasonably requested by the other party to establish, maintain, or protect the respective rights and remedies of Assignor and Assignee and to carry out and effectuate the intentions and purposes of this Assignment, provided in each case the same does not conflict with any provision of this Assignment.

EXECUTED TO BE EFFECTIVE as of the 24th day of January, 2007.

ASSIGNOR:

MV PARTNERS, LLC

By:	MV Energy, LLC,
its Manager

By:	Murfin, Inc.,
Member

By:	/s/ David L. Murfin
Name:	David L. Murfin
Title:	Chairman and Chief Executive Officer

ASSIGNEE:

MV OIL TRUST

By its Trustee, The Bank of New York
Trust Company, N.A.

By:	/s/ Mike J. Ulrich
Name:	Mike J. Ulrich
Title:	Vice President

Signature Page to Assignment of Hedge Proceeds

EXHIBIT A

HEDGE AGREEMENTS

A-1